Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS
FOURTH QUARTER AND YEAR-END 2019 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 20, 2020 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2019.

“In 2019, we posted the highest annual Adjusted Non-GAAP net sales and EPS in our 34-year history of $751.7 million and $3.55, respectively,” said Paul Arling, UEI’s chairman and CEO. “Over the past year, we invested in innovation to increase our competitive edge and drive long-term growth; we enriched our product mix to favor higher margin advanced solutions; and we implemented initiatives to improve productivity globally. Our efforts to increase profitability are coming to fruition, as we achieved our highest gross and operating margins in four years. Combined with strategic product development, we have better positioned UEI to flourish in the ever evolving and expanding arena of sensing and control technologies for the smart home in 2020 and beyond.”
Financial Results for the Three Months Ended December 31: 2019 Compared to 2018

•	GAAP net sales were $174.7 million, compared to $170.3 million; Adjusted Non-GAAP net sales were $174.8 million, compared to $168.3 million.

•	GAAP gross margins were 28.5%, compared to 22.0%; Adjusted Non-GAAP gross margins were 29.3%, compared to 28.7%.

•	GAAP operating income was $11.5 million, compared to $2.6 million; Adjusted Non-GAAP operating income was $17.3 million, compared to $16.4 million.

•
GAAP net income was $7.0 million, or $0.49 per diluted share, compared to a GAAP net loss of $11.1 million or $0.80 per diluted share; Adjusted Non-GAAP net income was $12.8 million, or $0.90 per diluted share, compared to $11.7 million, or $0.84 per diluted share.

•	Net cash provided by operating activities was $45.3 million for the fourth quarter and $85.3 million for the year, both records for UEI.
Financial Results for the Twelve Months Ended December 31: 2019 Compared to 2018

•	GAAP net sales were $753.5 million, compared to $680.2 million; Adjusted Non-GAAP net sales were $751.7 million, compared to $678.5 million.

•
GAAP net income was $3.6 million, or $0.26 per diluted share, compared to $11.9 million or $0.85 per diluted share; Adjusted Non-GAAP net income was $50.1 million, or $3.55 per diluted share, compared to $29.7 million, or $2.11 per diluted share.

Financial Outlook
For the first quarter of 2020, excluding any potential impact related to the COVID-19 virus, the company expects GAAP net sales to range between $170 million and $180 million, compared to $184.2 million in the first quarter of 2019. GAAP earnings per diluted share for the first quarter of 2020 are expected to range from $0.36 to $0.46, compared to GAAP loss per diluted share of $0.07 in the first quarter of 2019.
For the first quarter of 2020, excluding any potential impact related to the COVID-19 virus, the company expects Adjusted Non-GAAP net sales to range between $170 million and $180 million, compared to $182.7 million in the first quarter of 2019. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.90 to $1.00 compared to Adjusted Non-GAAP earnings per diluted share of $0.82 in the first quarter of 2019.
The COVID-19 virus may impact first quarter 2020 by shifting up to $10 million of net sales to second quarter 2020. As a result, EPS for the first quarter of 2020 may be lower by $0.12 to $0.15 cents. Management is working diligently to mitigate any negative impact; however, the final outcome remains uncertain at this time.
The first quarter 2020 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.54 per share related to, among other things, additional Section 301 U.S. tariffs on goods manufactured in China, excess manufacturing overhead and factory transition costs, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, foreign currency gains and losses, restructuring costs and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information

UEI’s management team will hold a conference call today, Thursday, February 20, 2020 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2019 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 7698605. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 7698605.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead and factory transition costs, impairment expenses related to the disposal of the company's Ohio call center, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and amortization of intangibles acquired. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the net gain recognized on the sale of the company's Guangzhou factory, the related tax effects of all adjustments as well as the effect of certain net deferred tax asset adjustments and income tax expense representing the impact of the U.S. Tax Cuts and Jobs Act. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Contacts
Paul Arling, Chairman & CEO, UEI 480.530.3000
Kirsten Chapman, LHA Investor Relations 415.433.3777
Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include the effect of global and regional economic conditions on our business, including effects on purchasing decisions by consumers and businesses; the timely development and delivery of our products and technologies that will be accepted by our customers, including with our voice-enabled advanced control products; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the company achieving its growth, net sales, margins, and earnings as guided and as anticipated, including management’s ability to improve margins, operating costs and efficiencies at acceptable levels through cost containment efforts; the continued availability on acceptable terms, or at all, of certain components and services essential to our business, including components that may only be available from single or limited sources; the ability of the company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; the effects that public health issues, including the outbreak of COVID-19 have on our business, including the restrictions that local, provincial and national governments have placed on our China factories and other offices, our workforce, and our suppliers and logistics providers that could disrupt supply or delivery of our products and management’s ability to mitigate those effects; and the effects that complex and changes in laws, regulations and policies may have on our business including the impact that trade regulations pertaining to importation of our products and the tariffs imposed upon them. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 20, 2020. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$74,302	$53,207
Accounts receivable, net	139,198	144,689
Contract assets	12,579	25,572
Inventories, net	145,135	144,350
Prepaid expenses and other current assets	6,733	11,638
Income tax receivable	805	997
Total current assets	378,752	380,453
Property, plant and equipment, net	90,732	95,840
Goodwill	48,447	48,485
Intangible assets, net	19,830	24,370
Operating lease right-of-use assets	19,826	—
Deferred income taxes	4,409	1,833
Other assets	2,163	4,615
Total assets	$564,159	$555,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,588	$107,282
Line of credit	68,000	101,500
Accrued compensation	43,668	33,965
Accrued sales discounts, rebates and royalties	9,766	9,574
Accrued income taxes	6,989	3,524
Other accrued liabilities	35,445	24,011
Total current liabilities	266,456	279,856
Long-term liabilities:
Operating lease obligations	15,639	—
Long-term contingent consideration	4,349	8,435
Deferred income taxes	1,703	930
Income tax payable	1,600	1,647
Other long-term liabilities	13	1,768
Total liabilities	289,760	292,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,118,088 and 23,932,703 shares issued on December 31, 2019 and 2018, respectively	241	239
Paid-in capital	288,338	276,103
Treasury stock, at cost, 10,174,199 and 10,116,459 shares on December 31, 2019 and 2018, respectively	(277,817)	(275,889)
Accumulated other comprehensive income (loss)	(22,781)	(20,281)
Retained earnings	286,418	282,788
Total stockholders’ equity	274,399	262,960
Total liabilities and stockholders’ equity	$564,159	$555,596

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$174,694	$170,303	$753,477	$680,241
Cost of sales	124,837	132,776	583,274	538,437
Gross profit	49,857	37,527	170,203	141,804
Research and development expenses	7,528	6,112	29,412	23,815
Selling, general and administrative expenses	30,878	28,843	125,476	119,654
Operating income (loss)	11,451	2,572	15,315	(1,665)
Interest income (expense), net	(830)	(1,164)	(3,918)	(4,690)
Gain on sale of Guangzhou factory	—	—	—	36,978
Other income (expense), net	(569)	(506)	(995)	(4,457)
Income before provision for income taxes	10,052	902	10,402	26,166
Provision for income taxes	3,025	12,009	6,772	14,242
Net income (loss)	$7,027	$(11,107)	$3,630	$11,924

Earnings (loss) per share:
Basic	$0.50	$(0.80)	$0.26	$0.85
Diluted	$0.49	$(0.80)	$0.26	$0.85
Shares used in computing earnings (loss) per share:
Basic	13,931	13,804	13,879	13,948
Diluted	14,286	13,804	14,109	14,060

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
Cash provided by operating activities:
Net income	$3,630	$11,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,926	33,602
Provision for doubtful accounts	441	305
Provision for inventory write-downs	17,667	8,655
Gain on sale of Guangzhou factory	—	(36,978)
Deferred income taxes	(1,779)	3,967
Shares issued for employee benefit plan	947	1,062
Employee and director stock-based compensation	8,845	8,820
Performance-based common stock warrants	1,997	163
Impairment of long-term assets	1,506	4,907
Changes in operating assets and liabilities:
Accounts receivable and contract assets	17,203	5,455
Inventories	(19,581)	(19,870)
Prepaid expenses and other assets	4,648	(587)
Accounts payable and accrued liabilities	14,233	(7,386)
Accrued income taxes	3,574	(1,184)
Net cash provided by operating activities	85,257	12,855
Cash provided by (used for) investing activities:
Proceeds from sale of Guangzhou factory	—	51,291
Acquisitions of property, plant and equipment	(21,313)	(20,142)
Refund of deposit received toward sale of Guangzhou factory	—	(5,053)
Acquisitions of intangible assets	(2,655)	(2,521)
Net cash provided by (used for) investing activities	(23,968)	23,575
Cash provided by (used for) financing activities:
Borrowings under line of credit	72,500	68,000
Repayments on line of credit	(106,000)	(104,500)
Proceeds from stock options exercised	448	864
Treasury stock purchased	(1,928)	(13,824)
Contingent consideration payments in connection with business combinations	(4,251)	(3,858)
Net cash provided by (used for) financing activities	(39,231)	(53,318)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(963)	2,756
Net increase (decrease) in cash, cash equivalents and restricted cash	21,095	(14,132)
Cash, cash equivalents and restricted cash at beginning of year	53,207	67,339
Cash, cash equivalents and restricted cash at end of period	$74,302	$53,207

Supplemental cash flow information:
Income taxes paid	$7,275	$7,658
Interest paid	$4,403	$4,981

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales:
Net sales - GAAP	$174,694	$170,303	$753,477	$680,241
Section 301 U.S. tariffs on goods imported from China (1)	(530)	(1,459)	(3,725)	(1,858)
Stock-based compensation for performance-based warrants	616	(584)	1,997	163
Adjusted Non-GAAP net sales	$174,780	$168,260	$751,749	$678,546

Cost of sales:
Cost of sales - GAAP	$124,837	$132,776	$583,274	$538,437
Section 301 U.S. tariffs on goods imported from China (1)	1,084	(8,570)	(13,377)	(9,654)
Excess manufacturing overhead and factory transition costs (2)	(1,412)	(3,979)	(17,746)	(17,904)
Impairment of Ohio call center assets (3)	(811)	—	(811)	—
Adjustments to acquired tangible assets (4)	(110)	(284)	(471)	(758)
Stock-based compensation expense	(37)	(22)	(139)	(85)
Amortization of acquired intangible assets	—	—	—	(37)
Adjusted Non-GAAP cost of sales	123,551	119,921	550,730	509,999
Adjusted Non-GAAP gross profit	$51,229	$48,339	$201,019	$168,547

Gross margin:
Gross margin - GAAP	28.5%	22.0%	22.6%	20.8%
Section 301 U.S. tariffs on goods imported from China (1)	(0.8)%	4.5%	1.4%	1.2%
Stock-based compensation for performance-based warrants	0.3%	(0.3)%	0.2%	0.0%
Excess manufacturing overhead and factory transition costs (2)	0.7%	2.3%	2.3%	2.7%
Impairment of Ohio call center assets (3)	0.5%	—%	0.1%	—%
Adjustments to acquired tangible assets (4)	0.1%	0.2%	0.1%	0.1%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Amortization of acquired intangible assets	—%	—%	—%	0.0%
Adjusted Non-GAAP gross margin	29.3%	28.7%	26.7%	24.8%

Operating expenses:
Operating expenses - GAAP	$38,406	$34,955	$154,888	$143,469
Section 301 U.S. tariffs on goods imported from China (1)	(18)	(150)	(1,804)	(350)
Stock-based compensation expense	(2,090)	(1,990)	(8,705)	(8,736)
Amortization of acquired intangible assets	(1,395)	(1,401)	(5,595)	(5,602)
Change in contingent consideration	366	1,275	(1,403)	717
Employee related restructuring and other costs	(1,335)	(767)	(2,720)	(1,925)
Adjusted Non-GAAP operating expenses	$33,934	$31,922	$134,661	$127,573

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Operating income (loss):
Operating income (loss) - GAAP	$11,451	$2,572	$15,315	$(1,665)
Section 301 U.S. tariffs on goods imported from China (1)	(1,596)	7,261	11,456	8,146
Stock-based compensation for performance-based warrants	616	(584)	1,997	163
Excess manufacturing overhead and factory transition costs (2)	1,412	3,979	17,746	17,904
Impairment of Ohio call center assets (3)	811	—	811	—
Adjustments to acquired tangible assets (4)	110	284	471	758
Stock-based compensation expense	2,127	2,012	8,844	8,821
Amortization of acquired intangible assets	1,395	1,401	5,595	5,639
Change in contingent consideration	(366)	(1,275)	1,403	(717)
Employee related restructuring and other costs	1,335	767	2,720	1,925
Adjusted Non-GAAP operating income	$17,295	$16,417	$66,358	$40,974

Adjusted Non-GAAP operating income as a percentage of net sales	9.9%	9.8%	8.8%	6.0%

Net income (loss):
Net income (loss) - GAAP	$7,027	$(11,107)	$3,630	$11,924
Section 301 U.S. tariffs on goods imported from China (1)	(1,596)	7,261	11,456	8,146
Stock-based compensation for performance-based warrants	616	(584)	1,997	163
Excess manufacturing overhead and factory transition costs (2)	1,412	3,979	17,746	17,904
Impairment of Ohio call center assets (3)	811	—	811	—
Adjustments to acquired tangible assets (4)	110	284	471	758
Stock-based compensation expense	2,127	2,012	8,844	8,821
Amortization of acquired intangible assets	1,395	1,401	5,595	5,639
Change in contingent consideration	(366)	(1,275)	1,403	(717)
Employee related restructuring and other costs	1,335	767	2,720	1,925
Foreign currency (gain) loss	263	427	933	4,441
Gain on sale of Guangzhou factory	—	—	—	(36,978)
Income tax provision on adjustments	(320)	(1,721)	(7,259)	(3,351)
Other income tax adjustments (5)	—	10,292	1,772	10,986
Adjusted Non-GAAP net income	$12,814	$11,736	$50,119	$29,661

Diluted shares used in computing earnings (loss) per share:
GAAP	14,286	13,804	14,109	14,060
Adjusted Non-GAAP	14,286	13,894	14,109	14,060

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$0.49	$(0.80)	$0.26	$0.85
Total adjustments	$0.41	$1.64	$3.29	$1.26
Adjusted Non-GAAP diluted earnings per share	$0.90	$0.84	$3.55	$2.11

(1)
Includes incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.

(2)
The three and twelve months ended December 31, 2019 and December 31, 2018 include excess manufacturing overhead costs incurred as a result of expanding our manufacturing capacity in Mexico and transitioning certain of our manufacturing activities from China to Mexico. The twelve months ended December 31, 2019 includes direct manufacturing inefficiencies incurred in Mexico during the start-up phase of production. The twelve months ended December 31, 2018 includes excess costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018. Additionally, the twelve months ended December 31, 2018 includes $4.8 million of asset write-downs associated with the closure and sale of our Guangzhou, China factory.

(3)	Consists of impairment expenses associated with the disposal of our call center in Euclid, Ohio.

(4)	Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.

(5)
The twelve months ended December 31, 2019 and December 31, 2018 include net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories. The three and twelve months ended December 31, 2018 includes the valuation allowance recorded against U.S. federal and state deferred tax assets and the estimated state and withholding tax liability related to foreign unrepatriated earnings.

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